Exhibit 4.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of December 20, 2018 (this “Agreement”), is by and among Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), Rivercrest Capital Partners LP, a Delaware limited partnership (“Rivercrest Capital”), Kimbell Art Foundation, a Texas non-profit corporation (the “Foundation”), Cupola Royalty Direct, LLC, a Delaware limited liability company (“Cupola”), and Rivercrest Royalties Holdings II, LLC, a Delaware limited liability company (“Rivercrest II” and, together with Rivercrest Capital, the Foundation and Cupola, the “Sellers”).

RECITALS

WHEREAS, as of November 20, 2018, the Partnership and Kimbell Royalty Operating, LLC, a Delaware limited liability company (“Opco”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with the Sellers, pursuant to which the Sellers sold, assigned, transferred and conveyed  certain overriding royalty, royalty or other mineral interest and certain limited liability company interests, as applicable, to Opco (or its designee) in consideration for common units representing limited liability company interests in Opco (the “Opco Common Units”);

WHEREAS, subject to and in accordance with the terms set forth in the Opco Agreement and the Partnership Agreement, Opco Common Units (together with an equal number of Class B units representing limited partner interests in the Partnership (the “Class B Units”)) are exchangeable for common units representing limited partner interests in the Partnership (the “Common Units”); and

WHEREAS, resales by the Holders of the Common Units may be required to be registered under the Securities Act and applicable state securities laws, depending upon the status of a Holder or the intended method of distribution of the Common Units.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1                               Definitions.

(a)                                 For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1.

“Affiliate” means, with respect to any Person, any Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any Person.

“Automatic Shelf Registration Statement” means an “Automatic Shelf Registration Statement,” as defined in Rule 405 under the Securities Act.

“Business Day” means any day on which the NYSE is open for trading.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Registration” means a registration under the Securities Act of (i) securities registered on Form S-8 or any similar successor form and (ii) securities registered to effect the acquisition of or combination with another Person.

“Existing Holders” means any securityholder who has registration rights pursuant to the Existing Registration Rights Agreements.

“Existing Registration Rights Agreements” means (i) that certain Contribution, Conveyance, Assignment and Assumption Agreement dated as of December 20, 2016 by and among the Partnership, Kimbell Intermediate Holdings, LLC, Kimbell Royalty Holdings, LLC and each of the other parties listed on the Exhibit A thereto, as may be amended from time to time, and (ii) that certain Registration Rights Agreement, dated as of July 12, 2018, by and among the Partnership, Haymaker Minerals & Royalties, LLC, EIGF Aggregator III LLC, TE Drilling Aggregator LLC, Haymaker Management, LLC and the other parties thereto.

“General Partner” means Kimbell Royalty GP, LLC, a Delaware limited liability company and the general partner of the Partnership.

“Holder” means (i) each Seller that holds Registrable Securities and (ii) any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.8.

“Initial Holder” means each Seller that holds Registrable Securities.

“NYSE” means the New York Stock Exchange.

“Opco Agreement” means the First Amended and Restated Limited Liability Company Agreement of Opco.

“Overnight Underwritten Offering” means an underwritten offering that is launched after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day.

“Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 23, 2018, as amended or restated from time to time.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Prospectus” means the prospectus (including any preliminary, final or summary prospectus) included in any Registration Statement, all amendments and supplements to such prospectus and all other material incorporated by reference in such prospectus.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

“Registrable Securities” means, at any time, Common Units issued or issuable to the Holders upon the conversion of the Opco Common Units that were issued under the Purchase Agreement (together with a corresponding number of Class B Units), pursuant to the terms of the Opco Agreement and the Partnership Agreement, including any other securities of the Partnership or any successor of the Partnership issued or issuable with respect to such Common Units by way of a unit dividend or unit split or in connection with a combination of units, recapitalization, merger, consolidation or reorganization or similar event involving a change in the capital structure of the Partnership; provided, however, that Registrable Securities shall cease to be Registrable Securities when (i) they have been distributed to the public pursuant to an offering registered under the Securities Act, (ii) they have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) they have been transferred or sold to any Person to whom the rights under this Agreement are not assigned in accordance with this Agreement.

“Registration Expenses” means all expenses (other than Selling Expenses) arising from or incident to the Partnership’s performance of or compliance with this Agreement, including, without limitation: (i) SEC, stock exchange, Financial Industry Regulatory Authority, Inc. and other registration and filing fees; (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, messenger and delivery expenses; (iv) the fees, charges and disbursements of counsel to the Partnership and of its independent public accountants, reserve engineers, and any other accounting and legal fees, charges and expenses incurred by the Partnership (including, without limitation, any expenses arising from any special audits or “comfort” letters required in connection with or incident to any registration); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on the NYSE (or NASDAQ or any other national securities exchange on which the Common Units may then be listed) or the quotation of Registrable Securities on any inter-dealer quotation system; (vi) the fees and expenses incurred by the Partnership in connection with any road show for underwritten offerings; and (vii) reasonable fees and expenses of counsel to the Holders in connection with the filing or amendment of any Registration Statement or Prospectus hereunder; provided, that, with respect to any offering, Registration Expenses shall only include such fees and expenses of one counsel to the Holders (which shall be chosen by the Holders of a majority of Registrable Securities to be included in such offering).

“Registration Statement” means any registration statement of the Partnership that covers the resale of any Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits, financial information and all other material incorporated by reference in such registration statement or Prospectus.

“Required Holders” means Holders who then own beneficially more than 50% of the Registrable Securities.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“Same-Day Offering” means an underwritten offering that is launched before the open of trading on one trading day and priced before the open of trading or after the close of trading on such same trading day.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Selling Expenses” means the underwriting fees, discounts and commissions, placement fees of underwriters, broker commissions and any transfer taxes, in each case, applicable to all Registrable Securities registered by the Holders and any legal expenses not included in the definition of Registration Expenses.

“Shelf Registration Statement” means a “shelf” registration statement of the Partnership that covers all the Registrable Securities (and may cover other securities of the Partnership) on Form S-3 and under Rule 415 under the Securities Act or, if the Partnership is not then eligible to file on Form S-3, on Form S-1 or any other appropriate form under the Securities Act, or any successor rule that may be adopted by the SEC, including without limitation any such registration statement filed pursuant to Section 2.1, and all amendments and supplements to such “shelf” registration statement, including post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(b)                                 For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term	Section
Advice	2.5
Agreement	Introductory Paragraph
Blackout Period	2.4(s)
Class B Units	Recitals
Common Units	Recitals
Cupola	Introductory Paragraph
Foundation	Introductory Paragraph
Opco	Recitals
Opco Common Units	Recitals
Opt-Out Notice	2.2(c)
Partnership	Introductory Paragraph
Partnership Underwritten Offering	2.3
Piggyback Registration Notice	2.2(a)
Purchase Agreement	Recitals
Records	2.4(l)
Rivercrest II	Introductory Paragraph
Rivercrest Capital	Introductory Paragraph
Seller Affiliates	2.7
Sellers	Introductory Paragraph
Suspension Notice	2.5
Suspension Period	2.1(b)

1.2                               Other Definitional and Interpretive Matters. Unless otherwise expressly provided or the context otherwise requires, for purposes of this Agreement the following rules of interpretation apply.

(a)                                 When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.

(b)                                 Any reference in this Agreement to $ means U.S. dollars.

(c)                                  Any reference in this Agreement to gender includes all genders, and words imparting the singular number also include the plural and vice versa.

(d)                                 The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not affect, and should not be utilized in, the construction or interpretation of this Agreement.

(e)                                  All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement.

(f)                                   The words “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(g)                                  The word “including” or any variation thereof means “including, but not limited to,” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

(h)                                 Any reference to Common Units shall apply to any other securities of the Partnership or any successor of the Partnership issued or issuable with respect to such Common Units by way of a unit dividend or unit split or in connection with a combination of units, recapitalization, merger, consolidation or reorganization or similar event involving a change in the capital structure of the Partnership.

ARTICLE II

REGISTRATION RIGHTS

2.1                               Shelf Registration.

(a)                                 The Partnership will (i) within 30 days following the date of this Agreement, prepare and file (to the extent not previously filed) a Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Partnership is then eligible to file an Automatic Shelf Registration Statement with respect to such registration), registering for resale under the Securities Act the number of Registrable Securities requested in writing by such Holder, and (ii) use its reasonable best efforts to cause such Shelf Registration Statement to become effective as soon as reasonably practicable following such filing, but in any event no later than the 180th day following the date of this Agreement. The plan of distribution indicated in the Shelf Registration Statement will include all such methods of sale as any Holder may reasonably request in writing at least five Business Days prior to the filing of the Shelf Registration Statement and that can be included in the Shelf Registration Statement under the rules and regulations of the SEC and consistent with the terms of this Agreement. Until all Registrable Securities cease to be Registrable Securities, the Partnership shall use its reasonable best efforts to keep current and effective such Shelf Registration Statement and file such supplements or amendments to such Shelf Registration Statement (or file a new Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Partnership is then eligible to file an Automatic Shelf Registration Statement) when such preceding Shelf Registration Statement expires pursuant to the rules of the SEC) as may be necessary or appropriate in order to keep such Shelf Registration Statement continuously effective and useable for the resale of all Registrable Securities under the Securities Act. Any Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply in all material respects as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)                                 Upon written notice to the Holders of Registrable Securities, the Partnership shall be entitled to suspend, for a period of time not to exceed the periods specified in Section 2.4(s) (each, a “Suspension Period”), the use of any Registration Statement or

Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference if (i) the Partnership receives any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (ii) the SEC issues any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iii) the Partnership receives any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (iv) the board of directors, chief executive officer or chief financial officer of the General Partner determines in its or his or her reasonable good faith judgment that the Registration Statement or any Prospectus may contain an untrue statement of a material fact or may omit any fact necessary to make the statements in the Registration Statement or Prospectus not misleading; provided, that the Partnership shall use its good faith efforts to amend the Registration Statement or Prospectus to correct such untrue statement or omission as promptly as reasonably practicable, unless the Partnership determines in good faith that such amendment would reasonably be expected to have a materially detrimental effect on the Partnership.

(c)                                  Each of the Holders hereby agrees (a) to cooperate with the Partnership and to furnish to the Partnership all such information regarding such Holder, its ownership of Registrable Securities and the disposition of such securities in connection with the preparation of the Registration Statement and any filings with any state securities commission as the Partnership may reasonably request, (b) to the extent required by the Securities Act, to deliver or cause delivery of the Prospectus contained in the Registration Statement, any amendment or supplement thereto, to any purchaser of Registrable Securities covered by the Registration Statement from the Holder and (c) if requested by the Partnership, to notify the Partnership of any sale of Registrable Securities by such Holder.

2.2                               Piggyback Registrations.

(a)                                 Each time the Partnership proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public and the form of registration statement to be used (including a Shelf Registration Statement) permits the registration of Registrable Securities, the Partnership shall give prompt written notice (a “Piggyback Registration Notice”) to each Holder of Registrable Securities (which notice shall be given not less than (i) five Business Days prior to the anticipated filing date or (ii) three Business Days in the case of an Overnight Underwritten Offering, Same-Day Offering or similar “bought deal”), which notice shall offer each such Holder the opportunity to include any or all of its or his Registrable Securities in such registration statement, subject to the limitations contained in Section 2.2(b) hereof. Each Holder who desires to have its or his Registrable Securities included in such registration statement shall so advise the Partnership in writing (stating the number of Registrable Securities desired to be registered) within three Business Days (or one Business Day in the case of an Overnight Underwritten Offering, Same-Day Offering or similar “bought deal”)

after the date of such notice from the Partnership. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in any registration statement pursuant to this Section 2.2(a) by giving written notice to the Partnership of such withdrawal. Subject to Section 2.2(b) below, the Partnership shall include in such registration statement all such Registrable Securities so requested to be included therein; provided, however, that the Partnership may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

(b)                                 With respect to any registration pursuant to Section 2.2(a), if the managing underwriter(s) advise the Partnership that the inclusion of the amount of securities (including Registrable Securities) requested to be included in the Registration Statement will materially and adversely affect the pricing of the offering, the Partnership shall so advise all Holders of Registrable Securities and the Existing Holders which would otherwise be underwritten pursuant hereto, and the amount of securities that may be included in the Registration Statement shall be allocated: (i) in the case of a registration for the account of the Partnership, (a) first, to include the securities the Partnership proposes to register, (b) second, among the participating Holders and participating Existing Holders as nearly as possible on a pro rata basis based on the total amount of Registrable Securities requested by such Holders and Registrable Securities (as defined in the Existing Registration Rights Agreements) requested by such Existing Holders to be included in such underwriting, and (c) third, among any other Persons pursuant to contractual registration rights on as nearly as possible on a pro rata basis, and (ii) in the case of a registration for the account of the Existing Holders or any other Persons pursuant to contractual registration rights, (a) first, among the participating Existing Holders as nearly as possible on a pro rata basis based on the total amount of Registrable Securities (as defined in the Existing Registration Rights Agreements) requested by such Existing Holders to be included in such underwriting, (b) second, among the participating Holders as nearly as possible on a pro rata basis based on the total amount of Registrable Securities requested by such Holders to be included in such underwriting, (c) third, to include the securities the Partnership proposes to register, if at all, and (d) fourth, among any such other Persons pursuant to contractual registration rights as nearly as possible on a pro rata basis. If, as a result of the provisions of this Section 2.2(b), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Securities in such Registration Statement. No Person may participate in any Registration Statement pursuant to Section 2.2(a) unless such Person (i) agrees to sell such person’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Partnership and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to (A) make any representations or warranties in connection with any such registration other than representations and warranties as to (1) such Person’s ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (2) such Person’s power and authority to effect such transfer and (3) such matters pertaining to compliance with securities laws as may be reasonably requested or (B) undertake any indemnification obligations to the Partnership or the underwriters with respect thereto except as otherwise provided in Section 2.7.

(c)                                  Any Holder of Registrable Securities may deliver written notice (an “Opt-Out Notice”) to the Partnership requesting that such Holder of Registrable Securities not receive from the Partnership any Piggyback Registration Notice; provided, however, that such Holder of Registrable Securities may later revoke any such Opt-Out Notice in writing.  Following receipt of an Opt-Out Notice from a holder of Registrable Securities (unless subsequently revoked), the Partnership shall not deliver any notice to such Holder of Registrable Securities pursuant to Section 2.2(a) and such Holder of Registrable Securities shall no longer be entitled to participate in any registration or offering pursuant to Section 2.2(a).

2.3                               Holdback Agreement. Upon the request of the Partnership, by electing to include Registrable Securities in a Partnership registration statement pursuant to Section 2.1 or  Section 2.2, the Holder shall agree not to effect any sale or distribution of securities of the Partnership of the same or similar class or classes of the securities included in the Partnership registration statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during such periods as reasonably requested (but in no event for a period longer than 45 days following the date of the applicable Prospectus; provided each of the executive officers and directors of the Partnership that hold  Common Units of the Partnership or securities convertible into or exchangeable or exercisable for Common Units of the Partnership are subject to the same restriction for the entire time period required of the Holders hereunder) by the representatives of the underwriters, if an underwritten offering by the Partnership (a “Partnership Underwritten Offering”); provided, further, for the avoidance of doubt, that such restrictions shall only apply if the Holders are able to sell Registrable Securities in such a Partnership Underwritten Offering. The provisions of this Section 2.3 will no longer apply to a Holder once such Holder ceases to hold at least 1% of the Registrable Securities acquired as a result of the transactions contemplated in the Purchase Agreements. The provisions of this Section 2.3 shall not apply to (i) any transfer of Registrable Securities by a Holder to (a) any stockholder, member, managing member, general or limited partner of any Holder, or (b) any investment fund managed by any of such persons or (c) any other Affiliate of any Holder, or to any other Affiliate of a Holder, so long as such transfer is not for value and any such person agrees to and remains to be bound hereby, (ii) the entry by any Holder of a bona fide pledge of any Registrable Securities (and any foreclosure on any such pledge) and (iii) any hedging transaction with respect to an index or basket of securities where the equity securities of the Partnership constitute a de minimis amount.

2.4                               Registration Procedures. In connection with the registration and sale of Registrable Securities pursuant to this Agreement, the Partnership will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Partnership will:

(a)                                 if the Registration Statement is not automatically effective upon filing, use reasonable best efforts to cause such Registration Statement to become effective as promptly as reasonably practicable;

(b)                                 promptly notify each selling Holder, promptly after the Partnership receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(c)                                  after the Registration Statement becomes effective, promptly notify each selling Holder of any request by the SEC that the Partnership amend or supplement such Registration Statement or Prospectus;

(d)                                 prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to keep the Registration Statement effective during the period set forth in, and subject to the terms and conditions of, this Agreement, and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement for the period required to effect the distribution of the Registrable Securities as set forth in Section 2 hereof;

(e)                                  furnish to the selling Holders such numbers of copies of such Registration Statement, each amendment and supplement thereto, each Prospectus (including each preliminary Prospectus and Prospectus supplement) and such other documents as the Holder and any underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities;

(f)                                   use its reasonable best efforts to register and qualify the Registrable Securities under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Holders and any underwriter(s) and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders and any underwriter(s) to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that the Partnership shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction, unless the Partnership is already subject to service in such jurisdiction and except as may be required by the Securities Act, or subject itself to taxation in any such jurisdiction, unless the Partnership is already subject to taxation in such jurisdiction;

(g)                                  use its reasonable best efforts to cause all such Registrable Securities to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar equity securities issued by the Partnership are then listed;

(h)                                 provide a transfer agent and registrar for the Registrable Securities and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the Registration Statement;

(i)                                     use its reasonable best efforts to furnish, on the date that shares of Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Partnership for the purposes of such registration, in form and substance as is customarily given to underwriters by the Partnership in an underwritten public offering, addressed to the underwriters, (ii) a letter dated as of such date, from the independent public accountants of the Partnership, in form and substance as is customarily given by independent public accountants to underwriters in an underwritten public offering, addressed to the underwriters and (iii) an engineers’ reserve report letter as of such date, from the independent petroleum engineers of the Partnership, in form and substance as is customarily given by independent petroleum engineers to underwriters in an underwritten public offering, addressed to the underwriters;

(j)                                    if requested by the Holders, cooperate with the Holders and the managing underwriter(s) (if any) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as such Holders or the managing underwriter (if any) may request and keep available and make available to the Partnership’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

(k)                                 in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in form and substance as is customarily given by the Partnership to underwriters in an underwritten public offering, with the underwriter(s) of such offering;

(l)                                     upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Partnership, promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Partnership reasonably requested (collectively, “Records”), and use reasonable best efforts to cause the Partnership’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith; provided, that Records that the Partnership determines, in good faith, to be confidential and that it notifies the selling Holders are confidential shall not be disclosed by the selling Holders unless the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by applicable law. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its affiliates (other than with respect to such Holders’ due diligence) unless and until such information is made generally available to the public, and further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, to the extent permitted and to the extent practicable it shall give notice to the Partnership and allow the Partnership to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(m)                             promptly notify the selling Holders and any underwriter(s) of the notification to the Partnership by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, and in the event of the issuance of any stop order suspending the effectiveness of such Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts to obtain promptly the withdrawal of such order;

(n)                                 promptly notify the selling Holders and any underwriter(s) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus, or a revised Prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (following receipt of any supplement or amendment to any Prospectus, the selling Holders shall deliver such amended, supplemental or revised Prospectus in connection with any offers or sales of Registrable Securities, and shall not deliver or use any Prospectus not so supplemented, amended or revised);

(o)                                 promptly notify the selling Holders and any underwriter(s) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(p)                                 make available to each Holder (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Partnership, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Partnership to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, and (ii) such number of copies of each Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as any Holder or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities. The Partnership will promptly notify the Holders of the effectiveness of each Registration Statement or any post-effective amendment or the filing of any supplement or amendment to such Registration Statement or of any Prospectus supplement. The Partnership will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request, if necessary, as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review;

(q)                                 take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Partnership, the Partnership will take all reasonable action to make any such prohibition inapplicable;

(r)                                    take such other actions as are reasonably necessary in order to facilitate the disposition of such Registrable Securities; and

(s)                                   notwithstanding any other provision of this Agreement, the Partnership shall not be required to file a Registration Statement (or any amendment thereto) (or, if the Partnership has filed a Shelf Registration Statement and has included Registrable Securities therein, the Partnership shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 60 days if (i) the board of directors of the General Partner determines that a postponement is in the best interest of the Partnership and its unitholders generally due to a proposed transaction involving the Partnership and determines in good faith that the Partnership’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement, (ii) the board of directors of the General Partner determines such registration would render the Partnership unable to comply with applicable securities laws or (iii) the board of directors of the General Partner determines such registration would require disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided, however, that in no event shall any Blackout Period and/or Suspension Period collectively exceed an aggregate of 90 days in any 12-month period.

2.5                               Suspension of Dispositions.

(a)                                 Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Partnership of the occurrence of any event of the kind described in Section 2.4(n) or Section 2.4(s), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus, or until it is advised in writing (the “Advice”) by the Partnership that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. The Partnership shall extend the period of time during which the Partnership is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date such Holder either receives the supplemented or amended

Prospectus or receives the Advice. If so directed by the Partnership, such Holder will deliver to the Partnership all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Partnership shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

2.6                               Registration Expenses. All Registration Expenses shall be borne by the Partnership. In addition, for the avoidance of doubt, the Partnership shall pay its internal expenses in connection with the performance of or compliance with this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed. All Selling Expenses relating to Registrable Securities registered shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities sold.

2.7                               Indemnification.

(a)                                 The Partnership agrees to indemnify and reimburse, to the fullest extent permitted by law, each Holder that is a seller of Registrable Securities, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) (collectively, the “Seller Affiliates”) (i) against any and all losses, claims, damages, liabilities and expenses, joint or several (including, without limitation, attorneys’ fees and disbursements except as limited by Section 2.7(c)) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, any Written Testing-the-Waters Communication,  or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including reasonable fees, charges and disbursements of counsel) as may be reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (i) or (ii) above; except insofar as any such statements are made in reliance upon information furnished to the Partnership in writing by such seller or any Seller Affiliate expressly for use therein. The reimbursements required by this Section 2.7(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b)                                 In connection with any Registration Statement in which a Holder that is a seller of Registrable Securities is participating, each such Holder will furnish to the Partnership such information and affidavits as the Partnership reasonably requests for use in connection with any such Registration Statement or Prospectus or any Written Testing-the-Waters Communication and, to the fullest extent permitted by law, each such seller will indemnify the Partnership and its directors and officers and each Person who controls the Partnership (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.7(c)) resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished by such seller or any of its Seller Affiliates in writing specifically for inclusion in the Registration Statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion to the amount of Registrable Securities sold by them, and, provided, further, that such liability will be limited to the net amount received by such seller from the applicable sale of Registrable Securities.

(c)                                  Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing (which consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified (which shall be chosen by the Holders of a majority of Registrable Securities so indemnified) by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d)                                 Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.7(a) or Section 2.7(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.7(d).The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.7(c), defending any such action or claim. Notwithstanding the provisions of this Section 2.7(d), no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement or Prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.7(d) to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

If indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.7(a) and Section 2.7(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.7(d) subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.7(b).

(e)                                  No indemnifying party shall be liable for any settlement effected without its written consent (which consent may not be unreasonably delayed or withheld). Each indemnifying party agrees that it will not, without the indemnified party’s prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect to which indemnification or contribution may be sought hereunder unless the foregoing contains and unconditional release, in form and substance reasonably satisfactory to the indemnified parties, of the indemnified parties from all liability and obligation arising therefrom.

(f)                                   The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

2.8                               Transfer of Registration Rights. The registration rights of a Holder under this Agreement with respect to any Registrable Securities may not be transferred or assigned to any purchaser or transferee of Registrable Securities without the prior written consent of the Partnership. Notwithstanding anything in the forgoing to the contrary, the registration rights of an Initial Holder under this Agreement with respect to any Registrable Securities may be assigned without such consent (but only with all such related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by an Initial Holder to a transferee of such Registrable Securities that is a partner, member or stockholder of such Initial Holder; provided, that, (i) such Initial Holder shall give the Partnership written notice prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Partnership, to be bound as a Holder by the provisions of this Agreement; and (iii) immediately following such transfer the further disposition of such securities by such transferee shall be restricted to the extent set forth under applicable law.

2.9                               Current Public Information. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder of Registrable Securities to sell securities of the Partnership to the public without registration, the Partnership covenants that it will (i) for as long as the Common Units are registered pursuant to Section 12(b), Section 12(g) or Section 15(d) of the Exchange Act, use its reasonable best efforts to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder, (ii) if it is not required to file such reports, make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, and (iii) take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the SEC.

2.10                        Partnership Obligations Regarding Transfers. In connection with any sale or transfer of Registrable Securities by any Holder, including any sale or transfer pursuant to Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder of Registrable Securities to sell securities of the Partnership to the public without registration, the Partnership shall, to the extent allowed by law, take any and all action necessary or reasonably requested by such Holder in order to permit or facilitate such sale or transfer, including, without limitation, at the sole expense of the Partnership, by (i) issuing such directions to any transfer agent, registrar or depositary, as applicable, (ii) delivering such opinions to the transfer agent, registrar or depositary as are customary for the transaction of this type and are reasonably requested by the same, and (iii) taking or causing to be taken such other actions as are reasonably necessary (in each case on a timely basis) in order to cause any legends, notations or similar designations restricting transferability of the Registrable Securities held by such Holder to be removed and to rescind any transfer restrictions (other than as may apply pursuant to Section 2.3) with respect to such Registrable Securities; provided, however, that such Holder shall deliver to the Partnership, in form and substance reasonably satisfactory to the Partnership, representation letters regarding such Holder’s compliance with Rule 144 or Rule 144A, as may be applicable.

2.11                        No Conflict of Rights. The Partnership represents and warrants that except for the Existing Registration Rights Agreements, it has not granted, and is not subject to, any registration rights that are superior to, inconsistent with or that in any way violate or subordinate the rights granted to the Holders hereby. The Partnership shall not, prior to the termination of this Agreement, grant any registration rights that are superior to, inconsistent with or that in any way violate or subordinate the rights granted to the Holders hereby.

2.12                        Free Writing Prospectuses. The Partnership shall not permit any officer, director, underwriter, broker or any other person acting on behalf of the Partnership to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Securities, without the prior written consent of each participating Holder and any underwriter. No Holder shall, or permit any officer, manager, underwriter, broker or any other person acting on behalf of such Holder to use any free-writing prospectus in connection with any registration statement covering Registrable Securities, without the prior written consent of the Partnership.

2.13                        Section 2(a)(11) Underwriter. The Partnership will not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Shelf Registration Statement without such Holder’s consent. If the staff of the SEC requires the Partnership to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act, and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on such Shelf Registration Statement, such Holder shall no longer be entitled to receive Liquidated Damages under this Agreement with respect to such Holder’s Registrable Securities and the Partnership shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence (including receipt of comfort letters and opinions of counsel) with respect to the Partnership at the time such Holder’s consent is sought.

ARTICLE III

TERMINATION

3.1                               Termination. The provisions of this Agreement shall terminate and be of no further force and effect upon the date when there shall no longer be any Registrable Securities outstanding.

ARTICLE IV

MISCELLANEOUS

4.1                               Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by hand, by facsimile transmission or electronic mail transmission, or by certified or registered mail, postage prepaid and return receipt requested. Notices shall be deemed to have been given upon delivery, if delivered by hand, three days after mailing, if mailed, and upon receipt of an appropriate electronic confirmation, if delivered by facsimile or electronic mail transmission. Notices shall be delivered to the parties at the addresses set forth below:

If to the Partnership:	Kimbell Royalty Partners, LP 777 Taylor Street, Suite 810 Fort Worth, TX 76102 Email: Robert@kimbellrp.com Facsimile: (817) 877-3728 Attention: Robert D. Ravnaas

and Conflicts Committee of the Board of Directors of Kimbell Royalty Partners GP, LLC 777 Taylor Street, Suite 810 Fort Worth, TX 76102 Email: badams.jabb@gmail.com Attention: Bill Adams

With copies to (which shall not constitute notice):	Baker Botts L.L.P. 910 Louisiana Street Houston, TX 77002 Email: jason.rocha@bakerbotts.com and joshua.davidson@bakerbotts.com Facsimile: 713.229.2858 Attention: Jason A. Rocha and Josh Davidson and

Potter Anderson & Corroon, LLP 1313 N Market Street Wilmington, DE 19801 Email: mmorton@potteranderson.com Facsimile: (302) 658-1192 Attention: Mark A. Morton

If to any Holder, at its address listed on the signature pages hereof.

Any party may from time to time change its address or designee for notification purposes by giving the other parties prior notice in the manner specified above of the new address or the new designee and the subsequent date upon which the change shall be effective.

4.2                               Choice of Law; Exclusive Jurisdiction; Waiver of Jury Trial.

(a)                                 This Agreement shall be constructed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Delaware without regard to principles of conflicts of law that would require the application of the laws of another jurisdiction.

(b)                                 All actions and proceedings for the enforcement of or based on, arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court in Harris County, Texas, and each of the parties hereto hereby (i) irrevocably submits to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding, (ii) irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding, (iii) agrees that it shall not bring any such action in any court other than the above-specified courts, and (iv) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which the Partnership or Holder, as the case may be, is to receive notice in accordance with Section 4.1. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(c)                                  Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.

4.3                               No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 2.7 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 2.7.

4.4                               Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Partnership, each Holder and their respective successors and assigns. The Partnership shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Partnership shall not be the surviving entity unless the surviving entity shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Partnership under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to include the common equity interests or other securities, if any, which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization, provided that, to the extent the Holders receive securities that are by their terms convertible into common equity interests of the issuer thereof, then any such common equity interests as are issued or issuable upon conversion of said convertible securities shall be included within the definition of “Registrable Securities.”

4.5                               Counterparts. This Agreement may be executed by the parties in separate counterparts (including by means of executed counterparts delivered via facsimile or other electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.6                               Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

4.7                               No Waivers; Amendments.

(a)                                 No failure or delay on the part of the Partnership or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Partnership or any Holder at law or in equity or otherwise.

(b)                                 Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Partnership and the Required Holders.

4.8                               Entire Agreement. This Agreement and the other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement between the Holders and the Partnership with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

4.9                               Remedies; Specific Performance.

(a)                                 Each Holder shall have all rights and remedies reserved for such Holder pursuant to this Agreement and all rights and remedies which such Holder has been granted at any time under any other agreement or contract and all of the rights which such Holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

(b)                                 The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders of any Registrable Securities for breaches by the Partnership of the terms hereof and, consequently, that the equitable remedies of injunctive relief and of specific performance of the terms hereof will be available in the event of any such breach, without the necessity of posting bonds or other security. If any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

4.10                        Negotiated Agreement. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to the construction or interpretation hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

KIMBELL ROYALTY PARTNERS, LP

By:	Kimbell Royalty GP, LLC, its general partner

By:	/s/ R. Davis Ravnaas
Name:	R. Davis Ravnaas
Title:	President and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

CUPOLA ROYALTY DIRECT, LLC

By:	Rivercrest Cupola LLC, its manager

By:	/s/ Matthew S. Daly
Name:	Matthew S. Daly
Title:	Manager

Address:

Cupola Royalty Direct, LLC
777 Taylor Street, Suite 810
Fort Worth, TX 76102
Email: matt@rivercrestcap.com
Attention: Matthew S. Daly

With a copy to:

Mayer Brown LLP
700 Louisiana Street, Suite 3400
Houston, TX 77002
Email: jdobbs@mayerbrown.com
Facsimile: (713) 238-4697
Attention: Jeff M. Dobbs

[Signature Page to Registration Rights Agreement]

KIMBELL ART FOUNDATION

By:	/s/ Ben J. Fortson
Name:	Ben J. Fortson
Title:	EVP and Chief Investment Officer

Address:

Kimbell Art Foundation
301 Commerce Street
Fort Worth, TX 76102
Email:	kafinvest@kimbellmuseum.org
bcline@kimbellmuseum.org
mrich@kimbellmuseum.org
Attention: Ben J. Fortson

With a copy to:

Mayer Brown LLP
700 Louisiana Street, Suite 3400
Houston, TX 77002
Email: jdobbs@mayerbrown.com
Facsimile: (713) 238-4697
Attention: Jeff M. Dobbs

[Signature Page to Registration Rights Agreement]

RIVERCREST CAPITAL PARTNERS LP

By:	Rivercrest Capital Management LLC, its manager

By:	/s/ R. Davis Ravnaas
Name:	R. Davis Ravnaas
Title:	Managing Member

Address:

Rivercrest Capital Partners, LP
777 Taylor Street, Suite 810
Fort Worth, TX 76102
Email: davis@rivercrestcap.com
Attention: R. Davis Ravnaas

With a copy to:

Mayer Brown LLP
700 Louisiana Street, Suite 3400
Houston, TX 77002
Email: jdobbs@mayerbrown.com
Facsimile: (713) 238-4697
Attention: Jeff M. Dobbs

[Signature Page to Registration Rights Agreement]

RIVERCREST ROYALTIES HOLDINGS II, LLC

By:	/s/ R. Davis Ravnaas
Name:	R. Davis Ravnaas
Title:	Vice President and Chief Financial Officer

Address:

Rivercrest Royalties II, LLC
777 Taylor Street, Suite 810
Fort Worth, TX 76102
Email: davis@rcroyalties.com
Attention: R. Davis Ravnaas

With a copy to:

Mayer Brown LLP
700 Louisiana Street, Suite 3400
Houston, TX 77002
Email: jdobbs@mayerbrown.com
Facsimile: (713) 238-4697
Attention: Jeff M. Dobbs

[Signature Page to Registration Rights Agreement]